Exhibit 99.1

FOR IMMEDIATE RELEASE

Otonomy Announces Plan to Focus Resources on Development Programs

•	Company to focus resources on completing OTIVIDEX™ clinical development to support U.S. regulatory approval for Ménière’s disease, and advancing multiple other programs addressing hearing loss and tinnitus

•	Discontinuing commercial support of OTIPRIO® which is expected to save more than $20 million in 2018

•	Discussions underway to divest OTIPRIO

SAN DIEGO, November 27, 2017 — Otonomy, Inc. (NASDAQ: OTIC), a biopharmaceutical company dedicated to the development of innovative therapeutics for diseases and disorders of the ear, today announced its plan to focus resources on the development of multiple clinical and preclinical programs addressing important unmet medical needs in otology. In particular, Otonomy intends to complete the clinical development to support registration of OTIVIDEX in the United States for patients with Ménière’s disease, and will advance multiple programs for the prevention and treatment of sensorineural hearing loss, and the treatment of tinnitus. In order to focus its resources on pipeline development, the company is immediately discontinuing commercial support for OTIPRIO (ciprofloxacin otic suspension) which is expected to significantly reduce future operating expenses and result in estimated cash savings of more than $20 million in 2018. Discussions are underway to divest OTIPRIO.

Key Elements of Business Plan

•	Complete Clinical Development of OTIVIDEX for Ménière’s Disease: As previously announced, the AVERTS-2 Phase 3 trial achieved its primary endpoint (p value = 0.029) with OTIVIDEX demonstrating clinically significant treatment benefit for patients with Ménière’s disease. Although this trial was terminated early, the patient data was collected according to the study protocol and analyzed according to the statistical analysis plan previously reviewed by the U.S. Food and Drug Administration (FDA). The company believes that these actions preserved the integrity of the clinical trial and that AVERTS-2 meets the requirements to serve as one of two successful Phase 3 trials requested by the FDA at the End-of-Phase 2 meeting. The company plans to meet with the FDA during the first quarter of 2018 to review these results and discuss remaining clinical requirements for registration of OTIVIDEX in patients with Ménière’s disease.

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Advance Development of Multiple Programs for Hearing Loss and Tinnitus: Otonomy plans to continue the development of multiple programs for the prevention and treatment of sensorineural hearing loss, and the treatment of tinnitus. The hearing loss programs, currently in preclinical development, involve the anatomical and functional repair of ribbon synapses, protection of hair cells from chemotoxicity, and regeneration of hair cells. Otonomy is also developing gacyclidine, a potent and selective NMDA receptor antagonist, for the treatment of tinnitus. Hearing loss and tinnitus affect large patient populations and are important unmet medical needs because they have a significant burden on patients and lack effective treatments.

•	Discontinue Commercial Support and Divest OTIPRIO: Otonomy is eliminating employment positions and ceasing programs related to the commercialization and market support of OTIPRIO. This action does not impact the current approval status of OTIPRIO with the FDA or the ongoing review of the Supplemental New Drug Application (sNDA) for OTIPRIO in acute otitis externa. Discussions are underway to divest OTIPRIO, which will continue to be available for purchase by customers.

•	Leverage Cost Savings and Strong Balance Sheet to Support Plan: Eliminating commercial personnel reduces Otonomy’s headcount to approximately 50, and will reduce future operating expenses significantly. Including severance payments and commercial program wind-down costs, total GAAP operating expenses for 2017 are expected to total in the range of $95-$100 million with Non-GAAP expenses totaling in the range of $73-$78 million. Otonomy expects its cash balance including cash, cash equivalents, and short-term investments to total $118-$123 million at the end of 2017. While Otonomy is not prepared to provide operating expense guidance for 2018 at this time, eliminating expenses related to OTIPRIO commercialization is expected to provide cash savings for the company estimated to total more than $20 million next year.

“The positive AVERTS-2 results support our continued development of OTIVIDEX in Ménière’s disease, and the clinically significant treatment benefit experienced by patients in this trial highlights the important unmet medical needs that our development pipeline can address in the untapped field of otology,” said David A. Weber, Ph.D., president and CEO of Otonomy. “Today’s announcements outline our plan to focus resources on advancing our pipeline and to eliminate the cash burn associated with OTIPRIO commercialization. With these changes, we believe that our existing cash balance provides sufficient runway to complete the clinical development required for U.S. registration of OTIVIDEX in Ménière’s disease and advance our other programs. We look forward to outlining our program timelines in the first quarter of 2018,” added Dr. Weber.

About Otonomy

Otonomy is a biopharmaceutical company dedicated to the development of innovative therapeutics for diseases and disorders of the ear. The company pioneered the application of drug delivery technology to the ear in order to develop products that achieve sustained drug exposure from a single local administration. This approach is covered by a broad patent estate and is being utilized to develop a pipeline of products addressing important unmet medical needs including Ménière’s disease, hearing loss, and tinnitus. For additional information please visit www.otonomy.com.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or the future financial or operating performance of Otonomy. Forward-looking statements in this press release include, but are not limited to, the completion of OTIVIDEX registration requirements and the ability to do so with current funds, the divestiture of OTIPRIO, cost savings from the discontinuation of OTIPRIO commercial support, Otonomy’s financial guidance for 2017, and statements by Otonomy’s president and CEO. Otonomy’s expectations regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties. Actual results may differ materially from those indicated by these forward-looking statements as a result of these risks and uncertainties, including but not limited to: Otonomy’s limited operating history and its expectation that it will incur significant losses for the foreseeable future; Otonomy’s ability to obtain additional financing; Otonomy’s dependence on the regulatory success and advancement of its product candidates; the uncertainties inherent in the clinical drug development process, including, without limitation, Otonomy’s ability to adequately demonstrate the safety and efficacy of its product candidates, the nonclinical and clinical results for its product candidates, which may not support further development, and challenges related to patient enrollment in clinical trials; Otonomy’s ability to obtain regulatory approval for its product candidates; side effects or adverse events associated with Otonomy’s product candidates; competition in the biopharmaceutical industry; Otonomy’s dependence on third parties to conduct nonclinical studies and clinical trials; Otonomy’s dependence on third parties for the manufacture of its product candidates; Otonomy’s dependence on a small number of suppliers for raw materials; Otonomy’s ability to protect its intellectual property related to its product candidates in the United States and throughout the world; expectations regarding potential market size, opportunity and growth; Otonomy’s ability to manage operating expenses; implementation of Otonomy’s business model and strategic plans for its business, products and technology; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in Otonomy’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on November 8, 2017, and Otonomy’s future reports to be filed with the SEC. The forward-looking statements in this press release are based on information available to Otonomy as of the date hereof. Otonomy disclaims any obligation to update any forward-looking statements, except as required by law.

Contacts:

Media Inquiries

Canale Communications

Heidi Chokeir, Ph.D.

Senior Vice President

619.849.5377

heidi@canalecomm.com

Investor Inquiries

Westwicke Partners

Robert H. Uhl

Managing Director

858.356.5932

robert.uhl@westwicke.com

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